Exhibit 10.2(b)

SUBJECT TO  BINDING ARBITRATION

AMENDMENT TO

EMPLOYMENT AGREEMENT DATED APRIL 9, 2008

THIS AMENDMENT is made this 6th day of June, 2008 by and between Coastal Carolina Bancshares, Inc. a South Carolina Corporation (the “Company”) and Joel P. Foster (“Employee”).

WHEREAS, Company and Employee entered into that certain Employment Agreement dated April 9, 2008 (“Employment Agreement”);

WHEREAS, Company and Employee desire to amend the Employment Agreement pursuant to the terms below:

NOW THEREFORE for and in consideration of the Covenants contained herein, the Parties agree to this Amendment as follows:

1.                                       Paragraph 2, titled “Compensation” is amended in the following particulars:

(2)(b)

(i)  If the Company receives capital from its initial stock offering, in the amount of not less than $21,000,000.00 Dollars to $22,999,999.00 Dollars, Employee shall be entitled to receive options for 30,000 shares of Company common stock;

(ii)  If the Company receives capital from its initial stock offering, in the amount of not less than $23,000,000.00 Dollars to $26,499,000.00, Dollars, Employee shall be entitled to receive options for 35,250 shares of Company common stock;

(iii)  If the Company receives capital, from its initial stock offering, in the amount of not less than $26,500,000.00 Dollars to $29,999,000.00 Dollars, Employee shall be entitled to receive options for 37,500 shares of Company common stock; or

(iv)  If the Company receives capital, from its initial stock offering, in the amount of not less than $30,000,000.00 Dollars, Employee shall be entitled to receive options for 38,700 shares of Company common stock.

2.                                       All other terms and conditions in the Employment Agreement shall remain the same and continue in full force and affect except as specifically amended herein.

This Amendment is made effective the date and year first written above.

“COMPANY”

Coastal Carolina Bancshares, Inc.		Witness:

By:	s/Michael D. Owens	s/ Karen M. Godfrey
Michael D. Owens
Its:	President

“EMPLOYEE”		Witness:

s/ Joel P. Foster		s/ Karen M. Godfrey
Joel P. Foster

Ratified by the Bank, effective this     day of            , 200    .

“BANK”

Coastal Carolina National Bank

By:
Name:
Title:

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